Exhibit 99.1

ANSYS Reports Revenue and Earnings Growth for Fourth Quarter and 2008 Annual Results and Updates Outlook

Highlights

  Delivered strong full-year non-GAAP revenue growth of 27%, including organic revenue growth of 16%
  Fourth quarter non-GAAP diluted EPS of $0.50 and full year non-GAAP diluted EPS of $1.76
  Strong operating cash flow of $61.7 million in the fourth quarter and $196.7 million in 2008

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--February 26, 2009--ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today reported its fiscal fourth quarter and full year 2008 results.

“By staying true to our strategic vision, we validated that the fundamentals of the ANSYS business remain strong, even in the midst of the macro challenges. Our customers’ ability to innovate is essential to their future success, which in turn furthers the success of ANSYS. As a result, we continue to have a strong financial model that can drive profitable operations while ANSYS delivers on its promise to provide best in class engineering simulation,” commented ANSYS President & CEO Jim Cashman. “The fourth quarter presented us with a combination of both challenges and opportunities. ANSYS’ ability to deliver solid financial results was driven by our tight alignment with our customer’s research and product development priorities, our broad portfolio of product solutions, and solid execution by our global workforce and channel partners. While we continue to face the realities of ongoing pressure on customer capital spending and prolonged sales cycles, we are also cognizant of the need to focus on and invest in our top priorities – sales, technology innovation and the integration of Ansoft. During this past quarter, we made progress on a number of important fronts that we believe continue to position ANSYS for future long-term growth as we address the expanding needs of our diverse customer base.”

ANSYS' fourth quarter and full year 2008 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $143.3 million in the fourth quarter of 2008 as compared to $111.2 million in the fourth quarter of 2007; total non-GAAP revenue of $493.0 million in 2008 as compared to $387.2 million in 2007; total GAAP revenue of $135.3 million in the fourth quarter of 2008 as compared to $111.2 million in the fourth quarter of 2007; total GAAP revenue of $478.3 million in 2008 as compared to $385.3 million in 2007;
  A non-GAAP operating profit margin of 48.8% in the fourth quarter of 2008 as compared to 43.2% in the fourth quarter of 2007; a non-GAAP operating profit margin of 47.5% in 2008 as compared to 43.3% in 2007; a GAAP operating profit margin of 33.8% in the fourth quarter of 2008 as compared to 34.1% in the fourth quarter of 2007; a GAAP operating profit margin of 35.5% in 2008 as compared to 32.9% in 2007;

  Non-GAAP net income (see *Note below) of $46.6 million in the fourth quarter of 2008 as compared to $36.0 million in the fourth quarter of 2007; non-GAAP net income of $152.4 million in 2008 as compared to $109.0 million in 2007; GAAP net income of $31.9 million in the fourth quarter of 2008 as compared to GAAP net income of $29.3 million in the fourth quarter of 2007; GAAP net income of $111.7 million in 2008 as compared to GAAP net income of $82.4 million in 2007; and
  Non-GAAP diluted earnings per share (see *Note below) of $0.50 in the fourth quarter of 2008 as compared to $0.44 in the fourth quarter of 2007; non-GAAP diluted earnings per share of $1.76 in 2008 as compared to $1.34 in 2007; GAAP diluted earnings per share of $0.34 in the fourth quarter of 2008 as compared to GAAP diluted earnings per share of $0.36 in the fourth quarter of 2007; GAAP diluted earnings per share of $1.29 in 2008 as compared to GAAP diluted earnings per share of $1.02 in 2007.

* Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $2.0 million, or $0.02 per share, in tax benefits during the fourth quarter of 2008 related to U.S. research and development activities that occurred during the first nine months of 2008. These amounts were recorded in the fourth quarter when the U.S. government approved the related tax credits retroactive to January 1, 2008. The GAAP and non-GAAP net income and earnings per share data for 2007 include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company’s accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company’s U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company’s previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

The Company's GAAP results reflect stock-based compensation charges of approximately $3.1 million ($2.0 million after tax) or $0.02 diluted earnings per share for the fourth quarter of 2008 and approximately $11.8 million ($8.9 million after tax) or $0.10 diluted earnings per share for 2008.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2009 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and twelve months ended December 31, 2008 and 2007, and for the 2009 financial outlook, is included in the condensed financial information included in this release.

Cashman continued, “Our on-going challenge will be to respond to the current market conditions without sacrificing long-term opportunity. Having demonstrated our ability to succeed, we believe our solid fourth quarter and fiscal year 2008 results continue to reflect ANSYS’ strength in the marketplace and is testimony to the fact that our engineering solutions remain a high priority investment within our expanding customer base. Throughout 2008, we managed our spending, while at the same time, investing in important future growth opportunities such as the Ansoft acquisition. We also continued to focus on strengthening the breadth and depth of our solutions and extending our technology leadership. Throughout 2009 we will continue to take steps to streamline operations, manage discretionary costs and strengthen the effectiveness of our global operations.”

Cashman concluded by saying, “Looking ahead, we are very excited about the upcoming releases of ANSYS 12.0 and Workbench 2.0 and the potential that these products have for our business. In every economic cycle that we have experienced, there are new opportunities that are created. We believe that our efforts in 2008 have positioned us with a vast array of new and improved technologies that will position us to take advantage of those new opportunities and to drive new business and increase the adoption rates of ANSYS solutions. During these challenging times, we will continue to work with our customers to help them meet or exceed their goals of reducing the number of design iterations, shortening the design cycle, lowering costs, improving product quality and expanding market share.”

Management's Remaining 2009 Financial Outlook

The Company has updated its 2009 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes purchase accounting adjustments to deferred revenue, as well as charges for stock-based compensation and acquisition-related amortization of intangible assets.

First Quarter 2009 Guidance

The Company currently expects the following for the quarter ending March 31, 2009:

GAAP revenue in the range of	$117.0 - $125.0 million
Non-GAAP revenue in the range of	$122.0 - $130.0 million
GAAP diluted earnings per share of	$0.17- $0.25
Non-GAAP diluted earnings per share of	$0.33- $0.39

Fiscal Year 2009 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2009:

GAAP revenue in the range of	$522.0 - $582.0 million
Non-GAAP revenue in the range of	$530.0 - $590.0 million
GAAP diluted earnings per share of	$1.01- $1.36
Non-GAAP diluted earnings per share of	$1.54- $1.85

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 26, 2009 to discuss fourth quarter results. To participate in the live conference call, dial 888-737-3707 (US & Canada) or 913-312-0713 (Int’l) and enter the passcode 1694730. The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 (US & Canada) or 719-457-0820 (Int’l) and entering the passcode 1694730. The archived web cast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP REPORTING MEASURE	NON-GAAP REPORTING MEASURE

Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter and fiscal year 2009 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization, stock-based compensation expense and acquired in-process research and development); statements about management's views concerning the Company's prospects in the remainder of 2009 and subsequent years and the effect of the Ansoft integration on these prospects; statements and projections relating to the impact of stock-based compensation; statements regarding our strategic vision, the fundamentals of our business remaining strong and not changing, our customers’ ability to innovate being essential to their success and furthering the success of ANSYS, our strong financial model driving profitable growth, delivering on our promise to provide best in class innovation in engineering simulation, our ability to deliver solid financial results, alignment with customers’ research and product development priorities, our broad portfolio of solutions, solid execution by our global workforce and channel partners, ongoing pressure on customer capital spending and prolonged sales cycles, focus and investing in our top priorities of sales, technology innovation and integration of Ansoft, our position for future long-term growth, the expanding needs of our diverse customer base, responding to current market conditions without sacrificing long term opportunity, our strength in the marketplace, engineering solutions remaining a high priority investment within our expanding customer base, investing in important future growth opportunities, our focus on strengthening the breadth and depth of our solutions and extending our technology leadership, continuing to streamline operations, manage discretionary costs and strengthen the effectiveness of our global operations, the upcoming release of ANSYS 12.0 and Workbench 2.0 and the potential for our business that these products have, the vast array of new and improved technologies and our position to take advantage of new opportunities, drive new business and increase adoption rates of ANSYS solutions, and continuing to work with customers to help them meet or exceed goals of reducing design iterations, shortening design cycles, lowering costs, improving product quality and expanding market share are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk of a further deterioration in the global economy or a continuation of the current global economic downturn, risks associated with ANSYS’ international activities, the risk that changes in currency exchange rates will adversely impact the Company’s financial position, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks related to the effect of the global economic downturn on ANSYS’ customers and their demand or payment for ANSYS’ products, uncertainties regarding customer acceptance of new products, including ANSYS 12.0 and Workbench 2.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, including ANSYS 12.0 and Workbench 2.0, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, risks related to the integration of Ansoft and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSYS, INC. AND SUBSIDIARIES Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Revenue:
Software licenses	$90,377	$75,564	$318,154	$253,287
Maintenance and service	44,924	35,672	160,185	132,053

Total revenue	135,301	111,236	478,339	385,340

Cost of sales:
Software licenses	2,855	2,357	9,766	9,113
Amortization of software and
acquired technology	9,731	5,413	27,803	21,532
Maintenance and service	12,804	13,075	53,845	47,402

Total cost of sales	25,390	20,845	91,414	78,047

Gross profit	109,911	90,391	386,925	307,293

Operating expenses:
Selling, general
and administrative	41,954	34,526	134,887	115,108
Research and development	18,826	15,635	71,594	56,481
Amortization	3,351	2,288	10,713	8,935

Total operating expenses	64,131	52,449	217,194	180,524

Operating income	45,780	37,942	169,731	126,769

Interest expense	(3,993)	(1,273)	(9,342)	(6,822)
Interest income	1,095	1,668	5,575	4,916
Other income (expense)	446	135	727	(600)

Income before income
tax provision	43,328	38,472	166,691	124,263

Income tax provision	11,415	9,183	55,020	41,871

Net income	$31,913	$29,289	$111,671	$82,392

Earnings per share - basic:
Basic earnings per share	$0.36	$0.37	$1.35	$1.06
Weighted average shares - basic	89,406	78,208	82,975	77,792

Earnings per share - diluted:
Diluted earnings per share	$0.34	$0.36	$1.29	$1.02
Weighted average shares - diluted	93,230	81,723	86,768	81,135

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures For the three months ended December 31, 2008 (in thousands, except percentages and per share data) (Unaudited)

	As Reported	Adjustments	Non-GAAP Results

Total revenue:	$135,301	$8,027 (1)	$143,328

Operating income	45,780	24,094 (2)	69,874

Operating profit margin	33.8%		48.8%

Net income	$31,913	$14,645(3)	$46,558

Earnings per share - diluted:
Diluted earnings per share	$0.34		$0.50
Weighted average shares
- diluted	93,230		93,230

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3 “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $13.0 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $3.1 million charge for stock-based compensation, as well as the $8.0 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in 2) above, adjusted for the related income tax impact of $9.4 million.

Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $2.0 million, or $0.02 per share, in tax benefits during the fourth quarter of 2008 related to U.S. research and development activities that occurred during the first nine months of 2008. These amounts were recorded in the fourth quarter when the U.S. government approved the related tax credits retroactive to January 1, 2008.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures For the three months ended December 31, 2007 (in thousands, except percentages and per share data) (Unaudited)

	As Reported	Adjustments	Non-GAAP Results

Total revenue:	$111,236	-	$111,236

Operating income	37,942	$10,101(1)	48,043

Operating profit margin	34.1%		43.2%

Net income	$29,289	$6,689 (2)	$35,978

Earnings per share - diluted:
Diluted earnings per share	$0.36		$0.44

Weighted average shares - diluted	81,723		81,723

(1) Amount represents $7.6 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $2.5 million charge for stock-based compensation.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $3.4 million.

Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company’s accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company’s U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company’s previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures For the twelve months ended December 31, 2008 (in thousands, except percentages and per share data) (Unaudited)

	As Reported	Adjustments	Non-GAAP Results

Total revenue:	$478,339	$14,625(1)	$492,964

Operating income	169,731	64,515 (2)	234,246

Operating profit margin	35.5%		47.5%

Net income	$111,671	$40,734(3)	$152,405

Earnings per share - diluted
Diluted earnings per share	$1.29		$1.76

Weighted average shares - diluted	86,768		86,768

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2) Amount represents $38.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non- compete agreements, an $11.8 million charge for stock-based compensation, as well as the $14.6 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $23.8 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures For the twelve months ended December 31, 2007 (in thousands, except percentages and per share data) (Unaudited)

	As Reported	Adjustments	Non-GAAP Results

Total revenue:	$385,340	$1,829 (1)	$387,169

Operating income	126,769	40,688 (2)	167,457

Operating profit margin	32.9%		43.3%

Net income	$82,392	$26,609(3)	$109,001

Earnings per share - diluted
Diluted earnings per share	$1.02		$1.34

Weighted average shares - diluted	81,135		81,135

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2) Amount represents $29.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non- compete agreements, an $8.9 million charge for stock-based compensation, as well as the $1.8 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $14.1 million.

Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company’s accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company’s U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company’s previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

ANSYS, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (in thousands) (Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS:

Cash & short-term investments	$ 233,875	$ 171,851
Accounts receivable, net	61,823	48,281
Goodwill	1,048,003	453,689
Other intangibles, net	373,398	176,850
Other assets	147,415	118,621

Total assets	$1,864,514	$ 969,292

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 166,189	$ 122,799
Long-term debt (including current portion)	279,425	60,146
Other liabilities	236,001	145,137
Stockholders' equity	1,182,899	641,210

Total liabilities & stockholders' equity	$1,864,514	$969,292

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending March 31, 2009

Earnings Per Share Range
- Diluted

U.S. GAAP expectation	$0.17- $0.25
Adjustment to exclude purchase accounting
adjustments to deferred revenue	$0.03- $0.04
Adjustment to exclude acquisition-related amortization	$0.08- $0.09
Adjustment to exclude stock-based compensation	$0.03

Non-GAAP expectation	$0.33- $0.39

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2009

Earnings Per Share Range
- Diluted

U.S. GAAP expectation	$1.01- $1.36
Adjustment to exclude purchase accounting
adjustments to deferred revenue	$0.05- $0.06
Adjustment to exclude acquisition-related amortization	$0.33- $0.35
Adjustment to exclude stock-based compensation	$0.11- $0.12

Non-GAAP expectation	$1.54- $1.85

CONTACT:
ANSYS, Inc.
Investors:
Annette Arribas, CTP, 724-514-1782
annette.arribas@ansys.com
or
Media:
Kelly Wall, 724-514-3076
kelly.wall@ansys.com